EXHIBIT 31.2

RULE 13a-14(a)/15d-14(a) CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Brian H. Callahan certify that:

1.             I have reviewed this Form 10-K/A of Alteva, Inc.;

2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2015

/s/ Brian H. Callahan
Brian H. Callahan
Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer